                                                                   EXHIBIT 2.27
                           ASSET PURCHASE AGREEMENT
                           ------------------------



     THIS AGREEMENT, made this 19 day of September, 1996, by and between THE BROWN ORGANIZATION, a California Corporation, with offices at 5700 Wilshire Boulevard, Suite 480, Los Angeles, California 90036 ("Seller") and Evergreen Media Corporation of Los Angeles ("Purchaser"), a Delaware corporation, with offices at 433 East Las Colinas Boulevard, Suite 1140, Irving, Texas 75039.


                                  WITNESSETH:
                                  ----------

     WHEREAS, Seller is the licensee and operator of Radio Broadcast Stations KKSF-FM, KDFC-FM and KDFC-AM, located in San Francisco, California (the "Stations") holding valid authorizations for the operation thereof from the Federal Communications Commission ("FCC"); and

     WHEREAS, Purchaser desires to acquire and Seller desires to sell the aforesaid authorizations and license rights, together with the assets used and usable in conjunction therewith;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, Seller and Purchaser hereby agree as follows:

     1.   ASSETS SOLD AND PURCHASED.
          -------------------------

          On the Closing Date (as hereinafter defined), Seller will sell, transfer, assign and convey to Purchaser, by appropriate instruments, and Purchaser will purchase, subject to the terms and conditions hereinafter set forth, the following assets and properties (the "Purchased Assets"), free and clear of all liens, claims, encumbrances and right of others except as otherwise set forth herein:

          (a) The FCC licenses and authorizations and all other licenses, permits and authorizations issued by any other federal, state or local governmental agency or authority for the operation of the Stations, including but not limited to those listed on EXHIBIT "A" hereto, and all other licenses, permits and authorizations now or hereafter obtained in connection with the operation of the Stations.

          (b) All fixed, tangible and intangible assets used and usable in the operation of the Stations, including, but not limited to, those assets identified on EXHIBIT "B" hereto, subject to any changes thereto made in the ordinary course of business between the date hereof and the Closing Date.

          (c) The contracts, leases and agreements listed and described on EXHIBIT "C" attached hereto which are to be in effect on the Closing Date except those which may have been unilaterally canceled by a party other than Seller, provided that legal rights, if any, accruing to Seller by virtue of any such unilateral cancellation by a party other than Seller shall be assigned by Seller to Purchaser. To the extent that the assignment of any contract listed on EXHIBIT "C" may require the consent of a third party, Seller shall exercise its best efforts to secure such consent. In the event that Seller is unable to secure such consent, Purchaser shall not be required to assume performance pursuant to said contract; provided, however, that if Seller fails to secure such consents with respect to the contracts, leases and/or agreements listed on EXHIBIT "C-1" prior to Closing, Purchaser shall have the right to terminate this Agreement.

          (d) The rights and obligations under the agreements, pursuant to which reimbursement is or was to be made in whole or in part in services, merchandise or other non-cash considerations ("Trade Deals"), listed and described on EXHIBIT "D" attached hereto, subject to any changes thereto made in the ordinary course of business between the date hereof and the Closing Date.

          (e) The call letters "KKSF" and "KDFC" and all copyrights, trademarks, trade names, logos, jingles, service marks, slogans and promotional materials used in connection with the Stations and any registrations or applications for registration of any of the same, including but not limited to those copyrights, trademarks, trade names and service marks listed and described on EXHIBIT "E" attached hereto.

          (f) Such files, records and logs pertaining to the operation of the Stations as are required to be maintained by federal, state or local law or regulation and as Purchaser may reasonably require; provided, however, that Purchaser is not purchasing and will not be entitled to receive Seller's corporate charter, corporate minute books, original accounting journals, books of accounts, ledgers, tax returns or other confidential books and records not directly relating to the operation of the Stations.

          (g) The goodwill and all other intangible assets used in the operation of the Stations.

          This Agreement is limited to the assets herein described, and Purchaser is not purchasing cash, cash equivalents, accounts receivable or insurance policies, all of which shall be and remain the exclusive property of Seller free and clear of any claim from Purchaser whatsoever.

     2.   PURCHASE PRICE; DEPOSIT; ASSUMPTION OF LIABILITIES.
          --------------------------------------------------

          (a)  Purchase Price.
               --------------

               The purchase price for the Purchased Assets shall be One Hundred Fifteen Million Dollars ($115,000,000.00). The purchase price for the Purchased Assets shall be payable in full to Seller by wire transfer of immediately available funds on the Closing Date. The purchase price shall be allocated among the Purchased Assets according to their current fair market values, as agreed to by Seller and Purchaser not later than sixty (60) days after the date hereof, and in the event of a dispute between Seller and Purchaser as to the value of such assets, the parties agree that the purchase price allocation shall be determined by an independent appraisal done by BIA or a comparable firm mutually acceptable to the parties. The cost of such appraisal shall be shared equally by the parties.

          (b)  Deposit.
               -------

               (1) Upon execution of this Agreement, Purchaser shall deposit in escrow with First National Bank of Maryland, acting as escrow agent on the parties' behalf ("Escrow Agent"), a deposit (the "Deposit") in the amount of Ten Million Dollars ($10,000,000), representing Purchaser's security for the consummation of the sale of the properties and assets hereunder. The Deposit shall be held in escrow pursuant to a separate escrow agreement ("Escrow Agreement") entered into between Seller, Purchaser and the Escrow Agent in the form of EXHIBIT "F" hereto. In the event of any conflict between this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall control. The Deposit shall be invested and disbursed in accordance with the terms of the Escrow Agreement.

               (2) Subject to Section 19 of this Agreement and the Escrow Agreement, the Deposit, together with any interest earned thereon, shall be credited toward partial payment of the Purchase Price on the Closing Date, disbursed to Seller, or returned to Purchaser upon termination of this Agreement.

          (c)  Assumption of Liabilities.
               -------------------------

               The Purchased Assets shall be sold and conveyed to Purchaser free and clear of all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type whatsoever except the following: (i) liens for taxes not yet due and payable; and (ii) the obligations of Seller for periods from and after the Closing Date under leases and contracts assigned to Purchaser that are described in Sections 1(c) and 1(d) hereof, which, subject to all necessary consents, Purchaser hereby expressly agrees to assume.

     3.   PAYMENTS OF CERTAIN ITEMS.
          -------------------------

          (a) All FCC filing and grant fees, if any, shall be paid by Seller and Purchaser equally.

          (b) Subject to any accounting made pursuant to the Time Brokerage Agreement referred to in Section 33 hereof, within ninety (90) days after closing, an accounting shall be made as follows:

               (i) All prepaid income, prepaid expenses, prepayments on any written contracts assumed by Purchaser hereunder, accrued income and accrued expenses of the Stations as of the end of the day prior to the Closing Date shall, except as otherwise expressly provided herein, be adjusted and allocated between Seller and Purchaser to reflect the principle that all expenses and income arising from the operation of the Stations before 12:01 a.m.

                    on the Closing Date shall be for the account of Seller, and all expenses and income arising from the operation of the Stations from and after 12:01 a.m. on the Closing Date shall be for the account of Purchaser.

               (ii) As soon as practicable following the Closing Date, and in any event within ninety (90) days thereafter, or at such other time as the parties mutually agree, Purchaser shall deliver to Seller Purchaser's certificate setting forth as of the Closing Date all adjustments to be made as provided in (i) above. Purchaser shall provide Seller or Seller's representatives access to copies of all books and records as Seller may reasonably request for purposes of verifying such adjustments. Purchaser's certificate shall be final and conclusive unless objected to by Seller in writing within thirty (30) days after delivery. Seller and Purchaser shall attempt jointly to reach agreement as to the amount of the adjustments to be made hereunder within sixty (60) days after receipt by Purchaser of such written objection by Seller, which agreement, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review.

               (iii)In the event of a disagreement between Purchaser and Seller with respect to the accounting to be made hereunder, the parties agree that a public accounting firm chosen jointly by Purchaser and Seller shall be the final arbiter of such disagreement. The cost of such accounting firm shall be shared equally by the parties.

               (iv) Any amounts due Purchaser or Seller for the adjustments provided for herein shall be paid within ten (10) calendar days after final determination.

          (c) Filing and recordation fees and any other fees incurred in connection with the transfer of title to the property being conveyed hereunder, and any applicable transfer, sales or use taxes, and all expenses incurred in connection with such filing or recordation, shall be borne entirely by Purchaser.

     4.   SELLER'S REPRESENTATIONS AND WARRANTIES.
          ---------------------------------------

          Seller covenants, represents and warrants the following, which representations and warranties, together with all other representations and warranties of Seller in this Agreement and the exhibits and schedules hereto, shall be true and correct as of the Closing Date as if expressly restated on said date.

          (a)  Organization and Authority.
               --------------------------

               THE BROWN ORGANIZATION is a corporation duly organized, validly existing and in good standing and authorized to do business under the laws of the State of California, has full power and authority to own its properties and to carry on the business presently conducted by it, and has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. All required corporate action with respect to Seller has been taken to approve this Agreement and the transactions contemplated hereby. The making and performance of this Agreement by Seller does not and will not violate any provisions of the organizational documents of Seller, or, subject to Seller obtaining those consents set forth on EXHIBIT "G" hereto, breach or constitute a default under any agreement, instrument, order, judgment or decree to which Seller is a party or by which it is bound or violate any law or regulation applicable to Seller or the Stations. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (b)  Compliance with Laws.
               --------------------

               The operation of the Stations is now, and on the Closing Date will be, in compliance in all material respects with all applicable laws, rules and regulations of all federal, state and local authorities or agencies, and there is not now, nor on the Closing Date will there be, any judgment outstanding or litigation or proceeding pending or, to the best of Seller's knowledge, threatened which affects the title or interest of Seller in or to any license or any other property or asset to be sold hereunder, or its power or right to sell, convey, transfer or assign the same to Purchaser as hereinafter provided, or which would prevent or affect the operation and use of the same by Purchaser, as presently operated and used by Seller. Except for the consent of the FCC, the consent contemplated by Section 10 hereof, and any such consent set forth on EXHIBIT "G" hereto, no authorizations, approvals or consents from any governmental or regulatory authorities or agencies are necessary to permit Seller to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing:

               (i) The Stations' transmitting and studio equipment is operating in material accordance with the terms and conditions of the Station Licenses and all underlying construction permits, and the rules, regulations and policies of the Commission, including without limitation all regulations concerning equipment authorization and human exposure to radio frequency radiation. To the best of Seller's knowledge, (1) the Stations are not causing interference in violation of Commission rules to the transmission of any other broadcast station or communications facility and has not received any complaints with respect thereto and (2) no other broadcast station or communications facility is causing interference in violation of Commission rules to the Stations' transmissions.

               (ii) Seller has, in the conduct of the Stations' business, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and Seller is not liable for any arrearages of wages or any tax penalties due to any failure to comply with any of the foregoing.

               (iii)All material ownership reports, employment reports, tax returns and other documents required to be filed by Seller with the Commission or other governmental authorities have been filed, except for such materials the failure of which to file would not have a material adverse effect on the Stations or any material Asset. Such items are as required to be placed in the Station's local public inspection files have been placed in such files. All proofs of performance and measurements that are required to be made by Seller with respect to the Stations' transmission facilities have been completed and filed at the Stations. All information contained in the foregoing documents is true, complete and accurate in all material respects.

          (c)  Tangible Assets.
               ---------------

               EXHIBIT "B" attached hereto represents a true, complete and accurate list of all tangible assets used and usable in the business and/or operation of the Stations. Subject to Seller's right to dispose of any properties, equipment and assets in the ordinary course of business, on the Closing Date Seller will convey to Purchaser good and valid title to such properties, equipment and assets and any other properties, equipment and assets acquired by it subsequent to the date hereof and used or usable in the business or operation of the Stations, free of any and all liens, charges, assessments, taxes, mortgages, pledges, conditional sales agreements, security agreements, encumbrances and rights of third parties of any kind whatsoever.

          (d)  Condition of Equipment.
               ----------------------

               Transmission and studio equipment and other equipment (mechanical and electrical) to be transferred to Purchaser hereunder is, and will be as of the Closing Date, in good repair and working condition with no material defects therein, fit for the purposes for which they are being utilized and in material compliance with all current FCC requirements and all other applicable laws and regulations.

          (e)  FCC Licenses.
               ------------

               The FCC licenses, permits and authorizations to be assigned to Purchaser are, and will be as of the Closing Date, valid and existing authorizations for the purpose of operating the Stations, issued by the FCC under the Communications Act of 1934, as amended, and in accordance with the Rules and Regulations of the FCC, and applications, reports and other disclosures required by the FCC with respect to the Stations have been, and will be as of the Closing Date, duly filed. Seller is an FCC licensee in good standing and, as of the date hereof, there are no proceedings or complaints pending or, to the best of Seller's knowledge, threatened at the FCC or in any Federal court against Seller with respect to the Stations and Seller is not aware of any facts or circumstances that could reasonably provide a basis for any such proceedings or complaints. Seller holds all licenses and governmental authorizations necessary to enable the Seller to conduct its business of operating the Stations as presently conducted.

          (f)  Public Inspection Files.
               -----------------------

               The public inspection files for the Stations are in material compliance with the regulations of the FCC relating thereto.

          (g)  Financial Statements.
               --------------------

               The 1995 and 1996 and June 30, 1995 and June 30, 1996 Balance Sheets, Statement of Financial Condition and Income Statements of the Stations attached as Schedule 1 hereto accurately reflect the financial condition and operations of the Stations for the periods covered and said financial statements are stated in accordance with generally accepted accounting principles consistently applied. There are no material liabilities associated with the Stations that are not accurately reflected in such operating and financial statements. The said financial statements for 1995 have been reviewed by Seller's independent accountant and the June 30, 1996 financial statement has been compiled by said accountant. Should Purchaser require audited operating and financial statements to comply with the requirements of the Securities and Exchange Commission, Seller shall make its books and records available to Purchaser's auditors to the extent necessary to conduct such audit which shall be completed within thirty (30) days from the date hereof at Purchaser's sole cost and expense. Should such audit disclose a material difference in the results of Seller's operations as presented in the operating and financial statements contained in Schedule 1 hereto, Purchaser shall have the right to terminate this Agreement by written notice to Seller at any time within five (5) business days of the receipt of such audit, or within five (5) business days from the expiration of the thirty (30) day period referred to above, whichever shall first occur with a copy of such audit. Failure to give such notice within the time hereinabove specified shall be deemed to be a waiver of the right to terminate this Agreement because of any material difference disclosed by such audit. The disclosure in such audit of the liability under the two participation agreements referred to in
               Note 5 to Schedule 1 attached hereto as a charge against income shall not be deemed to be a "material difference" hereunder.

          (h)  Contracts.
               ---------

               True and complete copies of all contracts, leases, understandings and/or agreements and all modifications, amendments and renewals thereof listed on EXHIBITS "C" AND "D" have been furnished to Purchaser and represent all contracts, leases, understandings and/or agreements of Seller in conjunction with the operation of the Stations except contracts for the sale of air time. All material provisions of the contracts, understandings, leases and agreements listed on said EXHIBITS "C" AND "D" and all other contracts, leases, understandings and agreements which may be effectuated between the date hereof and the Closing Date relating to the operations of the Stations have been complied with, and will have been complied with, in all material respects as of the Closing Date, and no material default in respect to any duties or obligations required according to the terms of such contracts, leases, understandings and agreements are or will have occurred. EXHIBIT "D" specifies the trade balance of all contracts listed thereon as of August 31,

               1996. All contracts and other agreements listed on EXHIBIT "C" AND EXHIBIT "D" are in full force and effect and are valid and, to the best of Seller's knowledge, enforceable in accordance with their respective terms. The leases of real property described on EXHIBIT "C" (the "Leased Premises") are the sole and complete agreements concerning Seller's use of the Leased Premises. Each lease agreement is legal, valid, binding, enforceable and in full force and effect. Neither Seller nor any other party is in default, violation or breach in any respect under any lease agreement, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach thereunder. No amount payable under any lease agreement is past due. Seller has not received any notice of a default, offset or counterclaim under any lease agreement or any other communication asserting non-compliance with any lease agreement. Seller enjoys peaceful and undisturbed possession of the premises leased by Seller under the lease agreements. Seller has delivered to Buyer, true and complete copies of the lease agreements.

          (i)  No Insolvency.
               -------------

               No insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its respective assets or properties are pending or, to the best of Seller's knowledge, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

          (j)  Employees.
               ---------

               Schedule 2 attached hereto sets forth a list of the current employees of the Stations as of August 31, 1996, together with the job titles and annual salaries of such employees as of such date, which list will be updated through the Closing Date. From August 1, 1996 through the date hereof, Seller has not increased the salary of any employee other than in the ordinary course of business and consistent with past practice. Seller has performed, in all material respects, all obligations required to be performed by it under its agreements and plans with or for the benefit of its employees at the Stations, and is not in breach or in default of any of the terms thereof. There is no dispute between Seller and any of its former or current employees at the Stations related to compensation, severance pay, vacation or pension benefits, or discrimination.

          (k)  Employee Complaints.
               -------------------

               Seller knows of no outstanding complaint or charge filed or made to any government civil rights agency or commission by or on behalf of any employee, former employee or applicant for employment concerning any alleged illegal employment practice or alleged discrimination in violation of law with respect to the Stations and Seller is not aware of any fact or circumstance that could reasonably provide a basis for any such charge or complaint.

          (l)  Union Activity.
               --------------

               The employees of Seller are not presently represented by and are not seeking representation through any union or other collective bargaining agent, except for the "on air" announcers of KKSF-FM who are seeking representation through American Federation of Television and Radio Artists (AFTRA).

          (m)  Employee Benefits.
               -----------------

               Purchaser will have no obligation or liability due to or because of any past service liability, vested benefits, retirement plan insolvencies or other obligation under local, state or federal law (including the Employee Retirement Income Security Act of
               1974) resulting from the purchase of the Stations or from former employees of Seller becoming employees of Purchaser. Nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to continued employment by Purchaser, nor shall anything herein interfere with any right Purchaser may have after the Closing Date to (i) terminate the employment of any of the employees at any time, with or without cause, or (ii) establish or modify any of the terms or conditions of employment of the employees in the exercise of Purchaser's independent business judgment.

          (n)  Adverse Conditions.
               ------------------

               Seller does not know of any condition, including, but not limited to, pending or threatened litigation, which may materially and adversely affect the Stations' business prospects, other than changes in the ordinary course of business.

          (o)  Environmental Matters.
               ---------------------

               For the purposes of this paragraph the following terms shall have the following meanings: (i) the term "Hazardous Material" shall mean any material, substance or item that, whether by its nature or use, is subject to regulation as of the date of this Agreement under any Environmental Requirement, including but not limited to Polychlorinated Biphenyls, petroleum, pesticides, herbicides, asbestos and underground storage tanks; (ii) the term "Environmental Requirements" shall collectively mean the Comprehensive

               Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sec. 9601 et seq.), Super Fund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), the Clean Air Act (42 U.S.C. Sec. 7401 et seq.) and the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), all as presently in effect, any regulation pursuant thereto presently in effect, or any other law, ordinance, rule, regulation, order or directive in effect as of the date of this Agreement addressing environmental, health or safety issues of or by any Governmental Authority, and (iii) the term "Governmental Authority" shall mean the federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions. Seller hereby represents and warrants to Purchaser that, to the best of the knowledge of Philip A. Melrose, the President of the Radio Division of Seller, David Kendrick, General Manager of the Stations, and Doug Irwin, Seller's Chief Engineer, (i) no Hazardous Material in reportable quantities are currently located at, on, in or under the Stations or the Purchased Assets, (ii) no Hazardous Material in reportable quantities have been or are currently located at, in, on or under the Stations or the Purchased Assets in a manner which violates any Environmental Requirement, (iii) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material from the Stations or the Purchased Assets onto or into any other property or from any other property onto or into the Stations or the Purchased Assets has occurred or is occurring in reportable quantities; and (iv) Seller has received no notice of violation, lien, complaint, suit, order or other notice with respect to the environmental condition of any of the Stations or the Purchased Assets, nor has any such notice been issued during Seller's ownership of the Stations or the Purchased Assets which has not been fully satisfied and complied with in a timely fashion as to bring the Stations and the Purchased Assets into full compliance with all Environmental Requirements. Purchaser acknowledges that prior to the execution of this Agreement, Purchaser has obtained at Purchaser's expense a Phase I Environmental Survey.

          (p)  Taxes.
               -----

               Seller has, and as of the Closing Date will have, paid and discharged all taxes, assessments, excises and other levies which are due, including any such taxes, assessments, excises and levies which, if due and not paid, would interfere with Purchaser's enjoyment or use of the Purchased Assets, excepting such taxes, assessments and other levies which will not be due until or after the Closing Date and which are to be prorated between Seller and Purchaser pursuant to the provisions of
               Section 3(b) hereof.

          (q)  Insurance.
               ---------

               Seller now has in force adequate fire and other risk insurance covering the full replacement value of the tangible personal property to be transferred herein and shall cause such insurance to be maintained in full force until the Closing Date. Seller also shall maintain in full force until the Closing Date adequate general public liability insurance in amounts consistent with broadcasting industry standards for similar stations. None of the assets to be conveyed herein has been adversely affected in any way as a result of fire, explosion, earthquake, accident, fraud, rain, storm, drought, riot, Act of God or public enemy or any other casualty, whether or not covered by insurance.

          (r)  All Necessary Assets.
               --------------------

               The Purchased Assets described in Section 1 and set forth in the Exhibits hereto, constitute all of the assets, property and business owned, used or needed by Seller or in which Seller has any interest (other than the Excluded Assets) in carrying on the business and operation of the Stations as presently conducted. Other than the Excluded Assets, there are no other rights, assets or property owned, used or needed by Seller in connection with the Stations or needed in the operation thereof.

          (s)  Copyrights and Service Marks.
               ----------------------------

               Except as set forth on EXHIBIT "E" hereto, Seller does not own nor is possessed of or is licensed under any copyrights, patents, patent applications, service marks, trademarks, trade names, logos, emblems or slogans used in the conduct of the business of the Stations as now operated. To the best of Seller's knowledge, there is no claim pending or threatened against Seller with respect to the alleged infringement of any such copyright, patent, patent application, service mark, trademark, trade name, logo, emblem or slogan owned by another, and to the best of Seller's knowledge, there is not any basis for any such claim.

          (t)  FCC Filings.
               -----------

               None of the information contained in the representations and warranties of Seller set forth in any filing made by it with the FCC with respect to the transfer of the Stations or the assignment of the licenses therefor contains or will contain any untrue statement of a material fact or omits or will omit any material fact.

          (u)  Conduct of Business.
               -------------------

               Since August 1, 1996, Seller has conducted the business of the Stations in the ordinary course.

          (v)  Representations and Warranties.
               ------------------------------

               The representations and warranties made by Seller in this Agreement are not, and will not be on the Closing Date, false or misleading individually or in the aggregate with respect to any material fact and will not omit to state a material fact required to be stated therein when necessary in order to make the statements contained therein not materially false or misleading.

     5.   PURCHASER'S REPRESENTATIONS AND WARRANTIES.
          ------------------------------------------

          Purchaser represents and warrants the following, which representations and warranties shall be true and correct as of the Closing Date as if expressly restated on said date.

          (a)  Organization.
               ------------

               Purchaser is now, and will be as of the Closing Date, a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified to do business in the State of California.

          (b)  Due Authorization.
               -----------------

               The execution, delivery and consummation of this Agreement has been duly authorized by the Board of Directors of Purchaser and no further corporate authorization, approval or consent is required.

          (c)  Binding Agreement.
               -----------------

               This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with and subject to its terms.

          (d)  No Conflicts.
               ------------

               Subject to the FCC's approval of this transaction, the execution, delivery and consummation of this Agreement do not and will not conflict with any of the provisions of Purchaser's organizational documents or violate any provisions of law.

          (e)  FCC Approval.
               ------------

               Purchaser knows of no reason why the FCC (i) would not approve an application for the assignment of licenses to it or (ii) would require any type of waiver before approving an application for the assignment of the licenses to it.

          (f)  No Conflicting Agreements.
               -------------------------

               There will not be as of the Closing Date any agreements, contracts, understandings or commitments which will restrain or inhibit the right of Purchaser to enter into this Agreement, make any representations or warranties herein and/or consummate any of the transactions contemplated herein.

          (g)  No Litigation.
               -------------

               There are no suits, legal proceedings or investigations of any nature pending or, to Purchaser's knowledge, threatened against or affecting it that would affect Purchaser's ability to carry out the transactions contemplated by this Agreement.

          (h) Representations and Warranties.
              ------------------------------

               The representations and warranties made by Purchaser in this Agreement are true and correct and are not, and will not be on the Closing Date, false or misleading individually or in the aggregate with respect to any material fact and do not and will not omit to state a material fact required to be stated therein when necessary in order to make the statements contained herein not materially false or misleading.

     6.   OPERATIONS PENDING CLOSING.
          --------------------------

          Pending the closing hereunder and subject to the Time Brokerage Agreement referred to in Section 33 hereof, Seller shall:

          (a)  Access to Stations.
               ------------------

               Give or cause to be given to Purchaser and its authorized representatives access during normal business hours to the properties, books and records of the Stations and the Purchased Assets, and furnish Purchaser with such information concerning the same as Purchaser may reasonably request; provided, however, that Purchaser may not visit the Stations without the consent of Seller, nor may Purchaser contact any current employee of Seller without the consent of Seller.

          (b)  Compliance with Laws.
               --------------------

               Comply with all material and applicable federal, state and local laws, ordinances and regulations, including, but not limited to, the Communications Act of 1934 and the Rules and Regulations of the FCC.

          (c)  Maintenance of Purchased Assets.
               -------------------------------

               Keep at its own expense in a normal state of repair and operating efficiency the Purchased

               Assets. On the Closing Date, the operation of the Stations and the technical equipment shall be in compliance with the FCC licenses and the FCC's Rules and Regulations and all other applicable laws and regulations and no citations, complaints or petitions shall be pending or, to Seller's knowledge, threatened against Seller.

          (d)  Conduct of Business.
               -------------------

               Make all reasonable efforts to maintain the business reputation and financial condition of the Stations and preserve their customers, employees and suppliers. During the period from the date of this Agreement to the Closing Date, the business of Seller shall be operated in ordinary course and in the same manner as operated prior to the execution hereof. On the Closing Date, there shall be outstanding no liability, judgment or litigation that could result in an encumbrance of, or otherwise substantially adversely affect, the assets, licenses and property being sold, assigned and transferred hereunder or the operation of the Stations.

          (e)  Salary Increases.
               ----------------

               Grant no salary increase to any officer or employee of the Stations, except normal merit, promotional and similar increases granted in the ordinary course of business and consistent with prior practice.

          (f)  Required Consents.
               -----------------

               Use its best efforts to obtain all of the consents noted on EXHIBIT "G" hereto, and in connection therewith promptly to commence and thereafter diligently prosecute application for all such consents, waivers and approvals required herein, and to keep Purchaser currently informed of the status thereof and of any difficulties encountered in obtaining same and promptly to advise Purchaser of all communications relevant to the transactions provided for in this Agreement received by Seller from the FCC subsequent to the date hereof, and to furnish the Purchaser copies of all written communications and documents filed with the FCC by Seller and received by Seller from the FCC subsequent to the date hereof.

          (g)  Books and Records.
               -----------------

               Maintain the books of accounts and records of the Stations in the usual, regular and ordinary manner, in accordance with Seller's standard accounting practices.

          (h)  Contracts.
               ---------

               Not enter into or terminate any contract in an amount greater than $10,000 or for a term exceeding one year and to be assumed by Purchaser, or amend any provision of any contract in an amount greater than $10,000 or for a term exceeding one year and to be assumed by Purchaser, whether or not in the ordinary course of business, without the prior written consent of Purchaser, which consent will not be unreasonably withheld. Seller shall not enter into any trade deal after execution of this Agreement which shall obligate Purchaser without Purchaser's prior written consent.

          (i)  Confidentiality.
               ---------------

               Not afford a right of access to confidential information and documents relating to the Stations to anyone other than Purchaser, its representatives and/or any other person having legal right to such information, nor discuss nor negotiate with or solicit a bid from anyone else involving the sale of the Purchased Assets and the Stations.

     7.   PURCHASER'S PERFORMANCE.
          -----------------------

          The obligations of Purchaser hereunder are subject at its election to the conditions that on the Closing Date:

          (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects and the covenants and agreements of Seller to be performed on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed, and Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date, signed by a duly authorized officer of Seller to that effect.

          (b) The FCC authorizations, including those set forth on EXHIBIT "A," shall be assigned and transferred to Purchaser and shall contain no adverse modifications of the terms of such authorizations as they presently exist. Any and all governmental approvals necessary to consummate the transactions contemplated by this Agreement shall have been received.

          (c) Purchaser shall have received a written opinion of Sandler & Rosen, Counsel for Seller, dated as of the Closing Date, in customary form and substance that:

               (i) THE BROWN ORGANIZATION is a corporation duly organized and validly existing under the laws of California, has full power and authority to own its properties and to carry on the business presently conducted by it and has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

               (ii) This Agreement has been duly authorized, executed and delivered by Seller, and is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

               (iii)The sale of all of the Purchased Assets to Purchaser
                    hereunder has been duly authorized by all necessary action of Seller, and deed(s) of conveyance, bill(s) of sale and any and all other instruments delivered to Purchaser hereunder have been duly authorized, executed and delivered, and conform with all legal requirements to vest in Purchaser good and valid title to all the Purchased Assets.

               (iv) The execution, delivery and performance of this Agreement and all of the documents executed in conjunction therewith by Seller do not violate any provisions of Seller's organizational documents or, to the best of counsel's knowledge, any provision of any material note, mortgage, agreement, franchise, order, arbitration award, judgment, law, ordinance or decree to which Seller is a party or by which Seller is bound.

               (v) To the best of the knowledge of such counsel, no action, claim, suit or proceeding or any investigation of any governmental authority is pending or threatened against or affecting Seller or the Stations or the Purchased Assets which would affect such Purchased Assets or the transactions contemplated by this Agreement.

          (d) Purchaser shall have received a written opinion of Reed Smith Shaw & McClay, FCC Counsel for Seller, dated as of the Closing Date, substantially in the form of EXHIBIT "H" hereto.

          (e) No suit, action or other proceeding against Seller shall be pending before any court or governmental agency of competent jurisdiction in which it is sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          (f) Seller shall have executed and delivered to Purchaser the documents required herein to be executed and delivered by it.

          (g) Seller shall have obtained the consents to assign to Purchaser the leases and contracts listed on EXHIBIT "C-1".

     8.   SELLER'S PERFORMANCE.
          --------------------

          Seller's performance is subject at its election to the conditions that, at the Closing Date:

          (a) All payments hereunder which are due and payable by Purchaser on the Closing Date shall have been paid in accordance with the terms of this Agreement, and Purchaser shall have executed all of the documents required of it herein.

          (b) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects, and the covenants and agreements of Purchaser to be performed on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed, and Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, signed by a duly authorized officer of Purchaser to that effect.

          (c) No litigation, investigation or proceeding of any kind shall have been instituted which would adversely affect the ability of Purchaser to comply with the provisions of this Agreement.

          (d) Seller shall have received an opinion of Latham & Watkins, Counsel for Purchaser, dated as of the Closing Date, in customary form and substance that:

               (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Purchaser is authorized to do business in the State of California.

               (ii) Each of the documents executed and/or ratified by Purchaser in accordance with the terms of this Agreement has been duly authorized and/or ratified by all necessary corporate action.

               (iii)This Agreement has been duly authorized, executed and delivered by Purchaser and is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

               (iv) The execution, delivery and performance of this Agreement and all of the documents to be executed in conjunction therewith by Purchaser do not violate any provisions of Purchaser's organizational documents or, to the best of Counsel's knowledge, after reasonable investigation, any provision of any material note, mortgage, agreement, franchise, order, arbitration award, judgment, law, ordinance or decree to which Purchaser is a party or by which Purchaser is bound.

     9.   FCC APPROVAL AND APPLICATION.
          ----------------------------

          (a) Consummation of the transactions contemplated hereunder is conditioned upon the FCC having given its prior consent in writing to the assignment to Purchaser of the FCC licenses and other authorizations set forth in EXHIBIT "A" hereto and such consent having become a Final Order. For purposes of this agreement, such consent shall be deemed a Final Order when it is no longer subject to timely review by the FCC or by any court or, in the event of reconsideration upon its own motion or otherwise by the FCC or an appeal by any person to the court, upon the decision of such body becoming no longer subject to review. The condition of finality may be waived jointly by Seller and Purchaser.

          (b) The parties agree to proceed, as expeditiously as possible, but in no event later than ten business days after the date of this Agreement, to file or cause to be filed an application requesting FCC consent or consents to the transactions herein involved.

          (c) If the FCC has failed or refused to grant its Final written consent to the assignment of the aforesaid licenses and other authorizations and/or any other transactions contemplated to be consummated hereunder on or before December 31, 1997 (the "Termination Date"), Purchaser or Seller, at their respective options, may terminate this Agreement upon ten (10) days' prior written notice to the other, in which event this Agreement shall have no further force or effect; or if the delay in the FCC's action is due to the refusal or failure of either party to supply the FCC with information which the FCC has requested, only the party not at fault shall have the option of terminating this Agreement.

     10.  HART-SCOTT-RODINO FILING.
          ------------------------

          Consummation of the transactions contemplated hereunder is further conditioned on Purchaser and Seller filing with the United States Department of Justice ("DOJ") and Federal Trade Commission ("FTC") all notifications and reports required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the expiration or termination of the waiting period thereunder.

          The parties hereto each agree to supply to the other upon request all information needed to complete such notifications and reports and to proceed as expeditiously as possible (but in no event later than ten
          (10) business days after the date hereof) to make the filing. Each party shall promptly apprise the other of the status of any inquiries made by the DOJ, FTC or any other governmental agency with respect to this Agreement or the transactions contemplated herein. All filing fees payable to the DOJ and the FTC with respect to such notifications and reports shall be split equally by the parties. The parties agree to jointly request an early termination of the waiting period under the HSR Act.

     11.  DATE, NOTICE AND PLACE OF CLOSING.
          ---------------------------------

          The date and time of closing (herein referred to as the "Closing Date") shall be mutually agreed upon by Seller and Purchaser, but, in the absence of such agreement, shall not be more than ten (10) business days after all of the conditions to closing set forth in Sections 7, 8, 9 and 10 hereof are satisfied or waived. In the event of the inability of the parties to agree on the Closing Date, Seller or Purchaser shall have the right to fix the same on ten (10) days' prior written notice to the other, the first such notice given being binding. Notwithstanding anything in this Section 11 to the contrary, the Closing Date shall not be prior to January 1, 1997, unless Seller agrees to close prior to such date. The closing shall be held at a mutually agreeable location in San Francisco, California, or at such other location as shall be mutually agreed upon by Seller and Purchaser.

     12.  CONTROL OF STATIONS.
          -------------------

          Until the Closing Date, Seller shall have complete control of the Stations, their equipment and operation. Purchaser shall be entitled, however, to notice of any significant problems or developments with the purpose that an uninterrupted and efficient transfer to Purchaser of the Stations and assets and all other assets and properties to be transferred hereunder may be accomplished.

     13.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
          ------------------------------------------

          All representations, warranties, covenants and agreements contained in this Agreement shall be true and correct on and as of the Closing Date as though such representations, warranties, covenants and agreements were made on and as of such time, and all such representations, warranties, covenants and agreements shall survive the closing hereunder; provided, however, that Seller shall have no liability for a misrepresentation or breach of warranty unless written notice of claim therefor specifying with particularity the facts upon which such claim is based has been given to Seller by Purchaser within two (2) years from the Closing Date.

     14.  RIGHTS OF INDEMNIFICATION; DEFAULT.
          ----------------------------------

          (a) It is understood and agreed that Purchaser does not assume, and shall not be obligated to pay, any liabilities of Seller under the terms of this Agreement or otherwise and shall not be obligated to perform any obligations of Seller of any kind or manner except by reason of contracts expressly assigned and assumed by Purchaser hereunder, and, with respect to such contracts, only such obligations which arise subsequent to the Closing Date or as is herein provided. Seller hereby agrees to indemnify and hold Purchaser, its successors and assigns, harmless from and against:

               (i) Claims, liabilities and obligations arising from the operation of the Stations prior to the Closing Date, including claims arising or required to be performed prior to the Closing Date under any contract or instrument assumed by Purchaser hereunder; and

               (ii) Any and all damage or deficiency resulting from a material misrepresentation, breach of warranty or nonfulfillment of an agreement on the part of Seller under this Agreement, arising out of events occurring prior to the Closing Date, or from a material misrepresentation in or omission from any certificate or other instrument furnished to Purchaser pursuant to this Agreement, or in connection with any of the transactions contemplated hereby; and

               (iii)Any and all actions, suits, proceeding, damages,
                    assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Purchaser as a result of Seller's failure or refusal to compromise or defend any claim incident to the foregoing provisions.

               Notwithstanding the foregoing, Seller shall not be required to indemnify Purchaser under the foregoing clauses (i), (ii) or
               (iii) as (1) with respect to Seller's obligations assumed by Purchaser pursuant to the terms of the Time Brokerage Agreement referenced in Section 33 hereof (the "TBA"), (2) with respect to any act or omission of Purchaser or its employees in the course of its activities and performance pursuant to terms of the TBA, or (3) with respect to any claim asserted after two (2) years following the Closing Date and unless the aggregate amount owed by Seller to Purchaser pursuant to the foregoing clauses (i),
               (ii) and (iii) exceeds $100,000, in which event Seller shall be required to indemnify Purchaser for the entire amount owed.

          (b) If any claim for which Purchaser is entitled to indemnity is asserted against Purchaser by a third party, Purchaser shall promptly give Seller notice thereof and give Seller an opportunity to defend the same with counsel of Seller's choice (subject to the approval of Purchaser, not to be unreasonably withheld or delayed) at Seller's expense. Purchaser, at Seller's expense, shall provide reasonable cooperation in connection with such defense. In the event that Seller desires to compromise or settle any such claim, Purchaser shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Purchaser, and Purchaser withholds its consent to such compromise or settlement, Purchaser and Seller agree that (i) Seller's liability shall be limited to the amount of the proposed settlement and upon payment of such sum to Purchaser Seller shall thereupon be relieved of any further liability with respect to such claim, and (ii) from and after such date, Purchaser will undertake all legal costs and expenses in connection with any such claim. If Seller fails to defend any claim within a reasonable time, Purchaser shall be entitled to assume the defense thereof, and Seller shall be liable to Purchaser for its expenses reasonably incurred, including attorneys' fees and payment of any settlement amount or judgment.

          (c) As security for the indemnities set out in subparagraphs 14(a) and 14(b), Seller shall deposit in escrow with the Bank of America, NT&SA ("Escrow Agent") at the Closing the sum of One Million Dollars ($1,000,000) to be invested by the Escrow Agent from time to time in accordance with the instructions of the Seller. From time to time, on not less than ten (10) days notice to Seller given at any time prior to two (2) years after the Closing Date, the Escrow Agent, at the application of the Purchaser, will apply all or any part of such sum to pay or provide for the payment of any item due Purchaser pursuant to paragraph 14(a); provided, however, that if, within such ten-day period, the Escrow Agent and the Purchaser shall receive notice from Seller or its representative questioning the propriety of any such proposed obligation, the Escrow Agent shall withhold payment until the claim is settled or adjudicated between Seller and Purchaser. Two (2) years after the Closing Date, such part, if any, of the sums then held by the Escrow Agent under this subparagraph as to which no notice shall have been given by Purchaser, shall be repaid to the Seller. If requested by Purchaser, the Seller will deliver to Purchaser and to Escrow Agent an agreement of indemnity in form satisfactory to Purchaser's counsel and to the Escrow Agent.

          (d) Purchaser hereby agrees to indemnify and hold Seller and its successors and assigns harmless from and against:

               (i) Claims, liabilities and obligations arising from the operation of the Stations on or after the Closing Date (or, if applicable, the TBA Date), including claims arising or required to be performed on or after the Closing Date (or, if applicable, the TBA Date) under any contract or instrument assumed by Purchaser hereunder; and

               (ii) Any and all damage or deficiency resulting from a material misrepresentation, breach of warranty or nonfulfillment of any agreement or obligation, assumed or required to be assumed by Purchaser under this Agreement, or from a material misrepresentation in or omission from any certificate or other instrument furnished to Purchaser pursuant to this Agreement, or in connection with any of the transactions contemplated hereby; and

               (iii)Any and all actions, suits, proceedings, damages,
                    assessments, judgments, costs and expenses, including reasonable attorneys' fees, incurred by Seller as a result of Purchaser's failure or refusal to defend or compromise any claim incident to the foregoing provisions.

          (e) Notwithstanding the foregoing, Purchaser shall not be required to indemnify Seller under the foregoing clauses (i), (ii), or (iii) as to any claim asserted after two (2) years following the Closing Date, and unless the aggregate amount owed by Purchaser to Seller pursuant to the foregoing clauses (i), (ii), and (iii) exceeds One Hundred Thousand Dollars ($100,000), in which event Purchaser shall be required to indemnify Seller for the entire amount owed.

          (f) If any claim covered by the foregoing indemnity is asserted against Seller by a third party, Seller shall notify Purchaser promptly and give Purchaser an opportunity to defend the same with counsel of Purchaser's choice (subject to the approval of Seller, not to be unreasonably withheld or delayed) at Purchaser's expense. Seller, at Purchaser's expense, shall provide reasonable cooperation in connection with such defense. In the event that Purchaser desires to compromise or settle any such claim and such compromise will adversely affect Seller, Seller shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Seller, and Seller withholds its consent to such compromise or settlement, Purchaser and Seller agree that (i) Purchaser's liability shall be limited to the amount of the proposed settlement and upon payment of such sum to Seller Purchaser shall thereupon be relieved of any further liability with respect to such claim, and (ii) from and after such date, Seller will undertake all legal costs and expenses in connection with any such claims. If Purchaser fails to defend any claim within a reasonable time, Seller shall be entitled to assume the defense thereof, and Purchaser shall be liable to Seller for its expenses reasonably incurred, including attorneys' fees and payment of any settlement amount of judgment.

          (g) In the event either party shall default in its obligations hereunder, such party shall have a period not to exceed fifteen
               (15) days after notice thereof by the other party in which to cure said default.

     15.  BROKER'S FEE.
          ------------

          Seller and Purchaser represent that the only broker involved in the transactions contemplated hereby is Star Media Group, Inc. representing Seller. Purchaser and Seller shall be solely liable for all fees, commissions or charges owing to their respective brokers. Except as hereinabove provided, each party represents and warrants to the other that it has not retained, and is not obligated to, any person or entity for brokerage, finder's fees or commissions or other similar charges resulting from or arising out of the transactions contemplated in this Agreement, and each party hereby indemnifies and holds the other party harmless from payment of any such fees, commissions or charges.

     16.  COVENANT NOT TO COMPETE.
          -----------------------

          (a) Seller covenants and agrees that for a period of two (2) years after the Closing Date (or such period as allowed by law if less than two years), it will not, directly or indirectly, own, engage in, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as a stockholder, director, officer, agency, partner, joint venturer, consultant or otherwise with, any radio broadcast station located in the Metro Rating Area for San Francisco, California, as that area is defined by Arbitron Rating Company. Notwithstanding the foregoing, ownership by Seller of not more than five percent (5%) of the stock of a company whose shares are publicly traded shall not constitute a breach of terms of this Section 16.

          (b) Seller further covenants and agrees that for a period of one year after the Closing Date Seller will not hire without Purchaser's consent, which consent shall not be unreasonably withheld, or solicit for employment any former employee of Seller who was offered employment by Purchaser and who either (i) declined to accept such employment or (ii) became an employee of Purchaser and thereafter voluntarily terminated such employment.

          (c) Seller and Purchaser agree that in the event Seller commits a breach of any of the provisions of this Section 16, Purchaser shall have the right and remedy to have the provisions of this
               Section 16 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach will cause immediate irreparable injury to Purchaser and that money damages will not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies including damages available to Purchaser or in equity.

          (d)  If any of the provisions of or covenants contained in this
               Section 16 are hereafter construed to be wholly or to any extent invalid or unenforceable in any jurisdiction, the same shall be deemed automatically modified to the minimum extent necessary to make such provision or covenant enforceable, and the same shall not affect the remainder of the provisions to the extent not invalid or unenforceable in such jurisdiction or the enforceability thereof without limitation in any other jurisdiction.

     17.  SELLER'S PERFORMANCE AT CLOSING.
          -------------------------------

          At the closing hereunder, Seller shall:

          (a) Deliver to Purchaser an executed General Conveyance, Bill of Sale, Assignment and Assumption, substantially in the form of EXHIBIT "I" hereto, which General Conveyance, Bill of Sale, Assignment and Assumption shall include, but not be limited to, an assignment to Purchaser of (i) the licenses and all other authorizations listed on EXHIBIT "A," used in the operation of the Stations, transferring the same to Purchaser, (ii) good and marketable title to all tangible personal property described on EXHIBIT "B" hereof (subject to changes in the ordinary course of business since the date hereof), (iii) the contracts, leases and agreements described on EXHIBIT "C" hereof, (iv) the copyrights and service marks listed on EXHIBIT "E" hereof, and (v) all right, title and interest of Seller in and to the intangible assets, free and clear of all mortgages, liens, attachments, conditional sales contracts, claims or encumbrances of any kind except liens for ad valorem taxes not yet due and payable.
                                -- -------

          (b) Deliver to Purchaser at the Stations the files, records and logs referred to in Section 1(f) hereof.

          (c) Deliver to Purchaser a certified copy of the resolutions of the Board of Directors of Seller authorizing the execution of this Agreement and the consummation of the transactions described herein.

          (d) Deliver to Purchaser the written opinion of Sandler & Rosen, dated as of the Closing Date, pursuant to the provisions of this Agreement.

          (e) Deliver to Purchaser the written opinion of Reed Smith Shaw & McClay, dated as of the Closing Date, pursuant to the provisions of this Agreement.

          (f) Deliver to Purchaser a certificate signed by a duly authorized officer of Seller and dated as of the Closing Date to the effect that all representations and warranties set forth in this Agreement shall be true and correct as of and as if made on the Closing Date and that, to Seller's knowledge, no event of default shall have occurred and be continuing on the Closing Date which, with lapse of time or giving of notice, or both, would constitute a default by Seller under this Agreement.

          (g) Deliver to Purchaser Uniform Commercial Code lien searches from San Francisco County, California and the California Secretary of State dated as of a date not more than five (5) days prior to the Closing Date and showing no Uniform Commercial Code, judgment, tax or other lien filings against the Purchased Assets, other than security interest or other filings which will be released at closing.

          (h) Deliver to Purchaser such other instruments and documents as may be reasonably requested by Purchaser to effectuate the transactions contemplated hereby.

     18.  PURCHASER'S PERFORMANCE AT CLOSING.
          ----------------------------------

          At the closing hereunder, Purchaser shall:

          (a) Pay by wiring immediately available funds the monies payable at the closing.

          (b) Deliver to Seller an executed counterpart or the General Conveyance, Bill of Sale, Assignment and Assumption substantially in the form of EXHIBIT "I" hereto, and such other instruments as Seller may reasonably require evidencing Purchaser's assumption and agreement to perform all of the contracts and agreements assigned to it hereunder and evidencing Purchaser's acceptance and conveyance of title to the personal property and other assets assigned and conveyed to it hereunder.

          (c) Deliver to Seller a certified copy of the resolutions of Purchaser's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions described herein.

          (d) Deliver to Seller the written opinion of Latham & Watkins dated as of the Closing Date, pursuant to the provisions of this Agreement.

          (e) Deliver to Seller a certificate signed by a duly authorized officer of Purchaser and dated as of the Closing Date to the effect that all representations and warranties set forth in this Agreement shall be true as of and as if made on the Closing Date and that, to Purchaser's knowledge, no event of default shall have occurred and be continuing on the Closing Date which, with lapse of time or giving of notice, or both, would constitute a default by Purchaser under this Agreement.

          (f) Deliver to Seller such other instruments and documents as may be reasonably requested by Seller to effectuate the transactions contemplated hereby.

     19.  EVENTS OF TERMINATION; DISBURSEMENT OF DEPOSIT.
          ----------------------------------------------

          (a)  Failure to Close without Fault.  In the event that (i) each of
               ------------------------------
               the parties hereto shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing Date and shall not have breached any representation, warranty, covenant or agreement of such party contained in this Agreement, but (ii) the closing shall nevertheless fail to take place (without any fault on the part of any party) prior to the Termination Date because one or more conditions to the closing in Sections 7, 8, 9 and 10 hereof shall not have been satisfied or waived, this Agreement shall terminate, and the Deposit, together with any interest earned thereon, shall be returned to Purchaser.

          (b)  RETENTION OF DEPOSIT IN ESCROW IF PURCHASER DEFAULTS.  If the
               ----------------------------------------------------
               conditions to closing specified in sections 9(a) and 10 hereof shall have been satisfied and either (i) Purchaser shall default in the performance of any of its material obligations or materially breach any of its representations, warranties, covenants or agreements hereunder and Seller shall have performed all of its material obligations and shall not have materially breached any of its representations, warranties, covenants or agreements hereunder, or (ii) (1) pursuant to the terms of this Agreement, Purchaser shall be obligated to purchase the assets and properties hereunder, (2) SELLER shall have duly satisfied each of the conditions of section 7 above to be satisfied by it (or, in the case of any such condition which is to be satisfied at the Closing, shall have demonstrated a willingness and ability to satisfy such condition in the event the Closing were to take place), except to the extent that any failure to satisfy such condition was caused in any material respect by Purchaser, and (3) Purchaser shall nevertheless fail to purchase the assets and properties in accordance herewith, Seller shall have the right to terminate this Agreement, upon written notice to Purchaser (the "Termination Notice") and assert a claim against Purchaser for damages sustained by reason thereof, (the "Claims") in which event the Deposit, but not the interest earned thereon, shall be retained in escrow until Seller's claim has been adjudicated or resolved between the parties. If a final judgment is entered in favor of Seller in any action brought by Seller based on Purchaser's breach of this Agreement, the Deposit, with interest earned, or so much thereof as may be required to satisfy such judgment, shall be disbursed to Seller to be applied to satisfy such judgment; and the balance, if any, shall be returned to Purchaser. Should Seller fail to file an action to enforce its claim against Purchaser for damages sustained by reason of Purchaser's breach of the Agreement within six (6) months from the date of Seller's notice terminating the Agreement as hereinabove provided, the deposit shall be returned to Purchaser.

          (c)  Return of Deposit to Purchaser.  If the conditions to closing
               ------------------------------
               specified in Sections 9(a) and 10 hereof shall have been satisfied and either (i) Seller shall default in the performance of its material obligations or materially breach any of its representations, warranties, covenants or agreements hereunder and Purchaser shall have performed all of its material obligations and shall not have materially breached any of its representations, warranties, covenants or agreements hereunder, or (ii) (1) pursuant to the terms of this Agreement, Seller shall be obligated to sell the assets and properties hereunder to Purchaser, (2) Purchaser shall have duly satisfied each of the conditions of
               Section 8 above to be satisfied by it (or, in the case of any such condition which is to be satisfied at the closing, shall have demonstrated a willingness and ability to satisfy such condition in the event the closing were to take place), except to the extent that any failure to satisfy such condition was caused in any material respect by Seller, and (3) Seller shall nevertheless fail to sell the assets and properties to Purchaser in accordance herewith, Purchaser shall have the right to terminate this Agreement, upon written notice to Seller, and the Deposit, together with any interest earned thereon, shall forthwith be returned to Purchaser.

          (d)  Mutual Agreement.  This Agreement may be terminated at any time
               ----------------
               by mutual agreement of Seller and Purchaser, in writing, and the Deposit, together with any interest earned thereon, shall be delivered in accordance with the mutual agreement of the parties.

     20.  SPECIFIC PERFORMANCE.
          --------------------

          The parties recognize that if Seller refuses to close as and when required under the provisions of this Agreement, monetary damages will not be adequate to compensate Purchaser for its injury. Purchaser shall therefore be entitled, in addition to a right to collect money damages, to obtain specific performance of the terms of this Agreement. If any action is brought by Purchaser to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law.

     21.  RISK OF LOSS.
          ------------

          The risk of loss or damage to the Assets shall be upon Purchaser at all times prior to Closing. In the event of loss or damage, it shall be Purchaser's duty to repair, replace and restore the lost or damaged property to its former condition; provided, however, that Seller shall turn over to Purchaser the proceeds, if any, of any insurance covering such loss or damage.

     22.  PROFESSIONAL FEES.
          -----------------

          In the event of the bringing of an action or suit by a party hereto against the other party by reason of any breach of any of the covenants, agreements, or provisions on the part of the other party arising out of this Agreement, then, in that event, the prevailing party shall be entitled to have and recover of and from the other party, all costs and expenses of the action or suit, including actual attorney's fees, accounting and engineering fees, and any other professional fees resulting therefrom.

     23.  ASSET ACQUISITION STATEMENT.
          ---------------------------

          The parties shall each file Internal Revenue Service Form 8594 in a timely manner after the Closing Date and in accordance with the purchase price allocation determined in accordance with Section 2(a) hereof.

     24.  EXHIBITS AND SCHEDULES.
          ----------------------

          All exhibits and schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein as if fully set forth herein.

     25.  ASSIGNMENTS; SUCCESSORS AND ASSIGNS.
          -----------------------------------

          This Agreement shall not be assignable by either party without the consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

     26.  CONSTRUCTION.
          ------------

          This Agreement shall be construed and enforced in accordance with the laws of the State of California, excluding the choice of law rules thereof.

     27.  COUNTERPARTS.
          ------------

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     28.  NOTICES.
          -------

          All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:

          (a)  If to Purchaser, then to:

               Evergreen Media Corporation
               433 East Las Colinas Boulevard, Suite 1140
               Irving, Texas 75039
               Attention: Scott K. Ginsburg
               Telecopier No.: (214) 869-8095

               With a copy (which shall not constitute notice) to:

               Latham and Watkins
               1001 Pennsylvania Avenue N.W., Suite 1200
               Washington, D.C. 20004-2505
               Attention: Eric L. Bernthal
               Telecopier No.: (202) 637-2201

          (b)  If to Seller, then to:

               THE BROWN ORGANIZATION
               5700 Wilshire Boulevard, Suite 480
               Los Angeles, California 90036
               Attention: Mr. Michael J. Brown
               Telecopier No.: (213) 954-8940

               With a copy (which shall not constitute notice) to:

               Sandler & Rosen
               1801 Avenue of the Stars
               Suite 510 Gateway West
               Los Angeles, California 90067
               Attention: Raymond C. Sandler, Esq.
               Telecopier No.: (310) 277-5954

               Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

     29.  ADDITIONAL DOCUMENTS.
          --------------------

          Prior to, on or subsequent to the Closing Date, each party to this Agreement shall, at the request of the other, furnish, execute and deliver such documents and instruments as the requesting party shall reasonably require as necessary or desirable to implement and consummate the transactions contemplated hereunder.

     30.  PARAGRAPH HEADINGS.
          ------------------

          Paragraph headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret, in whole or part, any of the terms or provisions of this Agreement.

     31.  ENTIRE AGREEMENT.
          ----------------

          This Agreement, together with the Exhibits and Schedules attached hereto, contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally. No attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

     32.  EXPENSES.
          --------

          Except as otherwise expressly provided in this Agreement, each party shall bear its own legal, accounting and other expenses in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby.

     33.  ATTORNEYS' FEES.
          ---------------

          In the event of a dispute between or among any of the parties hereto arising out of or related to this Agreement or the interpretation or enforcement of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees, costs and expenses from the other party or parties.

     34.  CONFIDENTIALITY.
          ---------------

          Except as necessary for the consummation of the transactions contemplated hereby, each party hereto will keep confidential any information which is obtained from the other party in connection with the transactions contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it in connection with the transactions contemplated hereby.

     35.  TIME BROKERAGE AGREEMENT.
          ------------------------

          Simultaneously with the execution of this Agreement, Seller and Purchaser agree to enter into a Time Brokerage Agreement (the "TBA"), consistent with FCC rules and regulations, effective as of the first day of the month immediately following the termination or expiration of the waiting period under the HSR Act and continuing for the period prior to the Closing Date, providing for the operation of the Stations by Purchaser. If the parties enter into the TBA, neither party shall have any claim or right, including, without limitation, any right to terminate this Agreement, due to the inaccuracy of any representation or warranty, the breach of any covenant, or the failure of any condition resulting from the operation of the Stations by Purchaser under the TBA.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals as of the day and year first above written.

                         PURCHASER:

                         EVERGREEN MEDIA CORPORATION
                         OF LOS ANGELES



                         By:___________________________

                         Title:________________________



                         SELLER:

                         THE BROWN ORGANIZATION



                         By:___________________________

                         Title:________________________

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------



Exhibit A:          FCC Licenses and Authorization

Exhibit B:          Assets Other Than Real Property

Exhibit C:          Contracts, Leases and Agreements

Exhibit C-1:        Contracts and Leases for which Consents to Transfer are
                    required per Paragraph 7(g)

Exhibit D:          Trade Deals

Exhibit E:          Copyrights and Service Marks

Exhibit F:          Escrow Agreement

Exhibit G:          Required Consents

Exhibit H:          Form of FCC Counsel Opinion

Exhibit I:          General Conveyance, Bill of Sale,
                    Assignment and Assumption

Schedule 1:         Financial Statements

Schedule 2:         Employees